UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                  AMENDMENT #1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             DDI INTERNATIONAL INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)


               Nevada                                     7375                                   98-0372619
-------------------------------------    ---------------------------------------    ------------------------------------
       (State or jurisdiction of              (Primary Standard Industrial                  (I.R.S. Employer
            incorporation or                       Classification Code                     Identification No.)
             organization)                               Number)


    5232 Malaspina Place, North Vancouver, British Columbia, V7R 4M1, Canada
                                  604.985.4397
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                                 Rene Daignault
  1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6, Canada
                                  604.648.0527
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to RULE 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------
Securities to be     Amount to         Proposed               Proposed            Registration
registered               be         maximum offering           maximum               Fee (1)
                     registered     price per share       aggregate offering
                                                                price
------------------------------------------------------------------------------------------------
Common Capital        5,500,000         $0.10                 $550,000               $145.20
Shares
------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 2

PRELIMINARY PROSPECTUS

                             DDI INTERNATIONAL INC.
                         5,500,000 Common Capital Shares



This prospectus relates to 5.5 million Common Capital Shares of DDI International Inc. being offered by the selling security holders. The shares were acquired by the selling security holders in private placement transactions under Regulation S that were exempt from the registration and prospectus delivery requirements of the Securities Act.

The fixed offering price for the shares will be $0.10 per share.

There is no public market for the securities of DDI International Inc.


A PURCHASE OF OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVESTORS SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE 6 FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                    The date of this prospectus is _________.
                             Subject to completion.


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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 3

                                TABLE OF CONTENTS


SUMMARY OF OUR OFFERING.............................................. 5

RISK FACTORS......................................................... 6

USE OF PROCEEDS.....................................................  9

DETERMINATION OF OFFERING PRICE.....................................  9

DILUTION ...........................................................  9

SELLING SECURITY HOLDERS............................................  9

LEGAL PROCEEDINGS................................................... 11

MANAGEMENT.......................................................... 11

EXECUTIVE COMPENSATION.............................................. 12

PRINCIPAL STOCKHOLDERS.............................................. 13

DESCRIPTION OF SECURITIES........................................... 13

ORGANIZATION WITHIN LAST FIVE YEARS................................. 14

DESCRIPTION OF BUSINESS............................................. 14

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION............. 23

DESCRIPTION OF PROPERTY............................................. 24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............ 24

EXPERTS  ........................................................... 25

FINANCIAL STATEMENTS................................................ 25

INDEMNIFICATION OF DIRECTORS AND OFFICERS........................... 25
         Other Expenses of Issuance and Distribution................ 26

         RECENT SALE OF UNREGISTERED SECURITIES..................... 27

EXHIBITS ........................................................... 28

UNDERTAKINGS........................................................ 28

SIGNATURES.......................................................... 29




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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 4

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We are a development stage company that intends to provide online dental services with a vision aimed at providing services through the website at www.dr-dental-info.com that will assist dentists, consumers, and industry providers in the dental care industry. We intend to develop a vertically integrated website, DR-DENTAL-INFO.COM, dedicated to dental care that will increase the efficiency of information exchange between different dental industry participants.

We were incorporated in the State of Nevada on March 22, 2002. Our administrative office is located at 5232 Malaspina Place, North Vancouver, British Columbia, V7R 4M1, Canada, telephone (604) 985-4397. This is the home of our president, Dr. Brooke Mitchell. Our registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Our fiscal year end is December 31.


THE OFFERING:  Following is a brief summary of this offering:


--------------------------------------------------------------------------------
Use of proceeds                    We will not receive any of the proceeds from
                                   the sale of the shares being offered.
                                   However, we will pay the costs of
                                   the offering.
--------------------------------------------------------------------------------
Number of shares outstanding       11,000,000 Common Voting Shares
before and after the offering
--------------------------------------------------------------------------------

Proposed                           $0.10 per share
offering price
per share

--------------------------------------------------------------------------------
Securities being offered           The selling security holders want to sell an
                                   aggregate 5,500,000 Common Voting Shares of
                                   our common stock. The offered shares were
                                   acquired by the selling security holders in
                                   private placement transactions that we
                                   believe were exempt from the registration and
                                   prospectus delivery requirements of the
                                   Securities Act of 1933. Except for the shares
                                   issued to Dr. Brooke Mitchell under the
                                   option agreement (Exhibit 10.1), the selling
                                   shareholders purchased the shares being
                                   offered for resale on April 18, 2002.
--------------------------------------------------------------------------------
Plan of distribution               The selling security holders may sell the
                                   offered shares in the over-the-counter
                                   market, or on any securities exchange on
                                   which our Common Voting Shares are or become
                                   listed or traded, in negotiated transactions
                                   or otherwise. The offered shares will not be
                                   sold in an underwritten public offering.
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA (UNAUDITED)

The following unaudited financial information summarizes the more complete historical and audited financial information at the end of this prospectus.


                      BALANCE SHEET             AS OF APRIL 30, 2002
                     ------------------------------------------------
                      Total Assets                  $  23,873.00
                     ------------------------------------------------
                      Total Liabilities             $   9,000.00
                     ------------------------------------------------
                      Stockholders' Equity          $  14,873.00
                     ------------------------------------------------
                      Revenue                       $       0.00
                     ------------------------------------------------
                      Total Expenses                $  40,127.00
                     ------------------------------------------------
                      Net Loss                      $  40,127.00
                     ------------------------------------------------


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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 5

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS ASSOCIATED WITH OUR COMPANY:

1. WE ARE AN INITIAL DEVELOPMENT STAGE COMPANY AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN AND MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING.

A note provided by our independent auditors in our financial statements for the period from inception, March 22, 2002, through April 30, 2002 contains an explanatory note that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. The explanatory note states that, because of such uncertainties, there may be a substantial doubt about our ability to continue as a going concern. This note may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

2. WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. IF THE LOSSES CONTINUE WE WILL HAVE TO SUSPEND OPERATIONS OR CEASE OPERATIONS.


We were incorporated on March 22, 2002 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $40,127. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues from our planned business operations and to reduce development costs.


Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development and operation of our website. We cannot guaranty that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

3. WE ARE NEW TO THE INTERNET MARKETPLACE AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

We have no operating history upon which to judge our current operations. In deciding whether to purchase our shares, and the likelihood of our success, you should consider our prospects in light of the problems, risks, expenses, complications, delays, and difficulties frequently encountered by a small business beginning operations in a highly competitive industry, including but not limited to the following:

         o development of our website and the online dental services to be provided;
         o the uncertainty of market acceptance of our website and the online dental services;
         o maintenance of our proprietary rights, including our payment obligations under the option agreement (Exhibit 10.1);
         o our need to expand our marketing, sales and support organizations, as well as our market share;
         o our ability to anticipate and respond to market competition;
         o our need to manage expanding operations;
         o possible insufficiency of additional funding;
         o our ability to negotiate affordable, reasonable and fair agreements; and
         o our dependence upon key personnel.

--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 6

As we have no history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.


4.  WE FACE INTENSE COMPETITION FROM ESTABLISHED DENTAL COMPANIES.

There are many established dental companies that provide similar services.

We expect competition in our market to increase significantly as new companies enter the market and current competitors expand their online services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

        o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;
        o   easier and more access to capital;
        o   longer operating histories;
        o   greater name recognition and established corporate identity;
        o   larger user base; and
        o   developed websites.

In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a negative impact on our business, results of operations and financial condition, and we can give no assurance that we will be able to compete successfully against current and future competitors.

5. FAILURE TO INTRODUCE NEW SERVICES IN A TIMELY MANNER MAY AFFECT OUR ABILITY TO COMPETE EFFECTIVELY

The computer and Internet industries are characterized by rapidly changing technologies, frequent introductions of new products, services, and industry standards. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our services , as well as, the development and maintenance of the Internet's infrastructure to cope with this increased traffic. Our future success will depend in large part on our ability to develop and enhance our services. There are significant technical risks in the development of new or enhanced services, including the risk that we will be unable to effectively use new technologies, adapt our services to emerging industry standards, or develop, introduce and market enhanced or new services.



If we are unable to develop and introduce enhanced or new services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, we may not be able to compete effectively.





6. WE OPERATE IN A HIGHLY REGULATED INDUSTRY AND COMPLIANCE FAILURES COULD RESULT IN A NEGATIVE IMPACT ON OUR BUSINESS.


Our services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a negative impact upon us.


There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have


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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 7
petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on our business and add additional costs to doing business on the Internet.

7. WE FACE POTENTIAL LIABILITY CLAIMS FROM THE OFFERING OF INFORMATION AND SERVICES.

We offer information and services on our website. Although a portion of this content is provided by others, we face the risk that claims may be made against us for losses or damages, perceived or real that could have a negative impact on our business. We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information contained on and communications made through our website. Based on links we may provide to other websites, we could also be subject to claims based upon on-line content we do not control that is accessible from our website.

These claims could result in substantial costs and a diversion of our management's attention and resources, regardless of whether we are successful. Although we may be able to obtain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that may not be covered by insurance or in excess of insurance coverage could have a negative impact on our business, financial condition and operating results. As a result of these factors, any legal claims, whether or not successful, could seriously damage our reputation and our business.

8. SINCE OUR SUCCESS DEPENDS UPON THE EFFORTS OF DR. BROOKE MITCHELL, THE KEY MEMBER OF OUR MANAGEMENT, OUR FAILURE TO RETAIN DR. MITCHELL WILL NEGATIVELY EFFECT OUR BUSINESS.

Our business is greatly dependent on the efforts of our president, Dr. Brooke Mitchell, and on our ability to attract , motivate and retain key personnel and highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. The loss of Dr. Mitchell could have a negative impact on our business, operating results and financial condition.

9.   WE DO NOT OWN OUR ASSETS.

Until we make the final payment of $200,000 to Dr. Mitchell, we do not fully own any assets. We have until March 24, 2004 to make the final payment. However, if we do not raise the necessary funds to make the final payment, we will lose any interest we have in the assets. If we lose the assets, it would have a negative impact on our business. See "Related Transactions" below on page 14 and "Description of Property" on page 23 for more details.


RISKS ASSOCIATED WITH THIS OFFERING:


10. BECAUSE OUR OFFICERS AND DIRECTORS WILL OWN MORE THAN 50% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, THEY WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS.


Messrs Mitchell and Daignault own an aggregate 6,500,000 shares and have voting control of DDI. As a result, if Messrs. Mitchell and Daignault do not sell any of their shares, and regardless of the number of shares you may acquire, Messrs Mitchell and Daignault will be able to elect all of our directors and control our operations.


11. BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOU STOCK.


There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.



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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 8

12. "PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT, AND SEVERELY LIMIT THEIR MARKET AND LIQUIDITY.

Trading in our securities is subject to certain regulations adopted by the SEC commonly known as the "penny stock" rules. These rules govern how broker-dealers can deal with their clients and "penny stocks". The additional burdens imposed upon broker-dealers by the "penny stock" rules may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. See "Penny Stock rules" on page 24 for more details.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

There is no established market price for our common stock. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price was arbitrarily determined by the selling shareholders.

                                    DILUTION

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

                            SELLING SECURITY HOLDERS

The following table sets forth the number of shares that may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.



------------------------------------------------------------------------------------------------------
SELLING SECURITY HOLDER          SHARES OWNED        SHARES TO BE OFFERED         SHARES OWNED AFTER
                                BEFORE OFFERING                                        OFFERING
------------------------------------------------------------------------------------------------------
Dr. Brooke Mitchell (1)           6,000,000                500,000                     5,500,000
------------------------------------------------------------------------------------------------------
Rene Daignault (2)                  500,000                500,000                         0
------------------------------------------------------------------------------------------------------
Roger D. Arnet                      300,000                300,000                         0
------------------------------------------------------------------------------------------------------
Daryl P. Carpenter                  300,000                300,000                         0
------------------------------------------------------------------------------------------------------
Robert D. Carpenter                 300,000                300,000                         0
------------------------------------------------------------------------------------------------------
Jeffs & Company                     250,000                250,000                         0
 Law Corporation
------------------------------------------------------------------------------------------------------
Patrizia Leone-Mitchell             500,000                500,000                         0
------------------------------------------------------------------------------------------------------
Peter Maddocks                      300,000                300,000                         0
------------------------------------------------------------------------------------------------------
Ethel A. Mitchell                 1,000,000              1,000,000                         0
------------------------------------------------------------------------------------------------------



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FORM SB-2                    DDI INTERNATIONAL INC.                       PAGE 9


------------------------------------------------------------------------------------------------------
SELLING SECURITY HOLDER          SHARES OWNED        SHARES TO BE OFFERED         SHARES OWNED AFTER
                                BEFORE OFFERING                                        OFFERING
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Sean Mitchell                      500,000                  500,000                       0
------------------------------------------------------------------------------------------------------
Jennifer R. Nelson                 300,000                  300,000                       0
------------------------------------------------------------------------------------------------------
William A. Randall, III            200,000                  200,000                       0
------------------------------------------------------------------------------------------------------
William Randall, Jr.               300,000                  300,000                       0
------------------------------------------------------------------------------------------------------
Wet Coast                          250,000                  250,000                       0
 Management Corp.
------------------------------------------------------------------------------------------------------


(1)  Dr. Mitchell is the sole director and the president of DDI.
(2)  Mr. Daignault is the secretary and treasurer of DDI.


None of the selling shareholders are broker-dealers or affiliates of a broker-dealer. Each of the selling shareholders acquired their shares in a private placement transaction that satisfied the provisions of Regulations S. Each of the selling shareholders also agreed, as set out in their respective subscription agreement and as evidenced by the legend on their respective share certificates, that they would not, within one (1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective Registration Statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.


PLAN OF DISTRIBUTION


The fixed offering price will be $0.10 per share. If our stock becomes listed or quoted on a securities market, the selling security holders may thereafter sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or quoted, at market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering.


The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o privately negotiated transactions.


We will not receive any of the proceeds from the sale of those shares being offered.


Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker- dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 10

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e. distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to our selling security holders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

Rule 102 applies only during a "restricted period" that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling security holders, and related persons. The rule allows issuers and selling security holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer's affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule 104 regulates stabilizing and other activities related to a distribution. Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

SELLING SECURITY HOLDERS AND DISTRIBUTION PARTICIPANTS ARE REQUIRED TO CONSULT WITH THEIR OWN LEGAL COUNSEL TO ENSURE COMPLIANCE WITH REGULATION M.

                                LEGAL PROCEEDINGS

We are not a party to any pending litigation or legal proceedings and none is contemplated or threatened.

                                   MANAGEMENT

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 11

The names, addresses, ages and positions of our present officers and directors are set forth below:


     NAME AND ADDRESS                      AGE              POSITIONS
     ---------------------------------------------------------------------------
     Dr. Brooke Mitchell                    60      president and sole member
     5232 Malaspina Place                           of the board of directors
     North Vancouver, British Columbia
     V7R 4M1   Canada

     Rene Daignault                         36       secretary and treasurer
     2175 Cortell Street
     North Vancouver, British Columbia
     V7P 2A8   Canada

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.


All shares are beneficially owned by the registered shareholder. The registered shareholders each have the sole voting and dispositive power over their shares. There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.


BACKGROUND OF OFFICERS AND DIRECTORS


DR. BROOKE MITCHELL - SOLE DIRECTOR AND PRESIDENT - Mr. Mitchell has been our president and sole director since incorporation. Since February 1992, Dr. Mitchell has been retired from his dental practice, but has maintained his dental license. During this time he has focused on continuing dental education and has been the founding member of several continuing education dental study clubs including the North Shore Dental Seminar, of which he is presently running. From 1971 to 1992, Dr. Mitchell was a practicing dentist in British Columbia. Since 1971, Dr. Mitchell has been a member of good standing with the College of Dental Surgeons.

RENE DAIGNAULT - CORPORATE SECRETARY AND TREASURER - Mr. Daignault has been our secretary and treasurer since inception. Since November 1993, Mr. Daignault has been a business and securities lawyer in British Columbia and a member in good standing with the Law Society of British Columbia. Mr. Daignault is currently working as a sole practitioner.


CONFLICTS OF INTEREST


We think that our management may be subject to conflicts of interest because they may not be able to devote all their time to our operations. Dr. Mitchell should be able to devote 30 hours a week to our operations. However, Mr. Daignault devotes the majority of his time to his law practice and will only be able to devote 10 hours a week to our operations.


                             EXECUTIVE COMPENSATION

Our officers and directors have not received any compensation. There are no plans to compensate them, unless and until we begin to realize revenues and become profitable in our business operations.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 12

REGARDING INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 THAT MAY BE PERMITTED TO DIRECTORS OR OFFICERS UNDER NEVADA LAW, WE ARE INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION IS AGAINST PUBLIC POLICY, AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of Common Capital Shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


                      Name and address of beneficial            Number of shares           Percent
Title of class        owner                                  beneficially owned (1)     of class (2)
------------------------------------------------------------------------------------------------------
                      Dr. Brooke Mitchell
Common Capital        5232 Malaspina Place
Shares                North Vancouver, B.C.                        6,000,000               54.55%
                      V7R 4M1   Canada

                      Rene Daignault
Common Capital        2175 Cortell Street
Shares                Vancouver, B.C.                                500,000                4.55%
                      V7P 2A8   Canada

                      Ethel Mitchell
Common Capital        1208 - 2020 Fullerton Avenue
Shares                North Vancouver, B.C.                        1,000,000                9.09%
                      V7P 3G3   Canada

                      ALL OFFICERS AND DIRECTORS AS A              6,500,000               59.09%
                      GROUP (2 PERSONS)
------------------------------------------------------------------------------------------------------


(1) The listed beneficial owners have no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.

(2) Based on 11,000,000 Common Capital Shares issued and outstanding as of the date of this Form SB-2.




                            DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized capital stock consists of 200,000,000 Common Capital Shares with a par value $0.001 per share. The holders of our Common Capital Shares:

     o have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All Common Capital Shares now outstanding are fully paid for and non-assessable.


No shareholder approval is required for the issuance of our securities, including common shares, stock options and share purchase warrants.


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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 13

We refer you to our Articles of Incorporation (Exhibit 3.2), Bylaws (Exhibit 3.3) and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-take over provisions that may have the affect of delaying or preventing a change in control. Also, we are not aware of any arrangements that may result in a change in control of DDI.

                       ORGANIZATION WITHIN LAST FIVE YEARS

RELATED TRANSACTIONS

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which we were a party other than the following:


On March 29, 2002, we signed an option agreement with our president and sole director, Dr. Brooke Mitchell . We were granted the right to earn the full title, rights and interest in certain assets in consideration of issuing Dr. Mitchell 6,000,000 Common Capital Shares and paying an additional $200,000 to Dr. Mitchell by March 28, 2004. The term of the option agreement can be extended for an additional 12 months at our discretion. As consideration for the extension of term, we would have to issue an additional 500,000 shares at $0.20 to Dr. Mitchell. The assets include the domain name "dr-dental-info.com", Dr. Mitchell's dental and business experience, the DDI business plan, extensive preliminary research on developing the DDI business plan, and preliminary development of the web layout and the content to be contained in our website. See Exhibit 10.1 - Option Agreement for more details.



TRANSACTIONS WITH PROMOTERS

Dr. Brooke Mitchell and Sean Mitchell are our only promoters. They are the only persons who taken an initiative in founding and organizing our business. Neither promoter has received anything of value from us nor is he entitled to receive anything of value from us for services provided as a promoter.

                             DESCRIPTION OF BUSINESS

GENERAL

We are a development stage company that was incorporated in the State of Nevada on March 22, 2002. We maintain our statutory registered agent's office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and our business office is located at 5232 Malaspina Place, North Vancouver, British Columbia, V7R 4M1, Canada. Our telephone number is (604) 985- 4397. Our offices are located in the home of Dr. Brooke Mitchell, our president, and are used rent free.

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 14

We intend to develop a vertically integrated dental website, DR-DENTAL-INFO.COM, dedicated to dental care that will increase the efficiency of information exchange between different dental industry participants. Our goal is to establish a new user-friendly, resource rich online website that will service the many diverse participants - dentists, suppliers, equipment manufacturers, consumers - in the vast and fragmented dental industry throughout the world.

PRODUCTS AND SERVICES

We intend to provide the following services to participants in various sections to be found on our website:

     General Dental Information

In this section of the website, a participant will have access to different information based topics of interest:


         o Terminology - This section will contain descriptions that will allow the participant to become more familiar with different dental terms. Due to the enormous number of terms, it is anticipated that they will be segmented into different subcategories - i.e. general terms, surgical terms, hygiene terms etc.


         o Dental Encyclopedia - This section will further enhance the Terminology section by providing the user with a more descriptive analysis of the dental terms and how they relate to dental care and health.

         o Dental Care - This section will provide information on different forms of dental care.

         o Dental Disease - This section will attempt to describe the various forms of dental disease, the associated causes of the disease and possible dental care remedies.

         o Dental Specialties -Many specialized segments of the dental industry are growing and becoming increasingly important in dental care. This section will focus on these different specialties and the techniques and services that are available.

         Advanced Dental Technologies

In this section of the website, a participant will have access to information on a variety of different dental equipment, supplies and the different techniques that are be used to implement these new technologies:

         o Dental Equipment - Innovations in dental equipment are ongoing and this section will provide information - listings, reviews, availability, etc - relating to new equipment.

         o Dental Supplies - New supplies are always being introduced into the dental marketplace and this section will outline some of these products and their intended utilization.

         o Dental Techniques - As dental equipment and supplies continue to be introduced into the dental marketplace, the techniques for implementing them are changing as well. This section will articulate some of these changes and how they are being adopted into the dental care industry.

         Current News and Information

In this section of the website, a participant will have access to topical news in the dental industry as well as past and present newsletters:

         o Featured Articles - There are several hundred dental journals and periodicals available for industry participants. This section will post different articles that may be of interest to various participants.

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 15

         o Newsletters - An electronic newsletter may be developed that could be disseminated to participants interested in the topics and information chosen to be highlighted in the newsletter.

         Education

In this section of the website, a participant will have access to a diverse collection of information relating to dental education:

         o Dental Associations - There are numerous dental associations around the globe and they are an ongoing source of information for all interested industry participants. DDI will list many of these associations and endeavor to work closely with them to provide up to date information on changes and advancements happening within the different associations.

         o Dental Schools - This section will be designed to assist users interested in the various dental schools around the world. School listings and pertinent information will be presented.

         o Continuing Education - Many participants in the dental industry are required to pursue continuing education. This section will attempt to outline many of the different programs, conferences and conventions available and the various educational topics being presented.

         Global Dentist

This section of the website will provide a participant with the opportunity to search and locate possible dental health care providers around the world:

         o City/Country Specific Listings - These resources will provide users with information relating to dentists in different areas of the world. As consumers travel the world, it is very difficult to identify dental care professionals while in a new city or surrounding. This section will attempt to provide users with relevant information when sourcing a new dental care provider.

         o Qualification Listings - This section will provide descriptions of the different qualifications recognized within the dental industry. In addition, information will be available that may allow the user to research the qualifications and credentials of dental professionals

         Information Filters and Services

In this section of the website, a participant will have access to information filters that will assist in focusing available information into topics of interest:

         o Specific Information Filters - This service will attempt to offer users the ability to set parameters on information that they are interested in. The service will then forward relevant information electronically to the users. The amount of dental information available is overwhelming and this service will attempt to filter the information into areas of interest for various users.

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 16

All products and services will only be provided online via the Internet. We will utilize many different sources of data and information to compile for presentation on our website. Some of these sources are listed below:

   National Institute of Dental and Craniofacial Research----www.nidr.nih.gov International Association of Dental Research----www.iadr.com
   World Dental Federation----www.fdiworldental.org
   Dental Research Institute----www.dent.ucla.edu
   Canadian Dental Association----www.cda.org
   American Dental Association----www.ada.org
   Canadian Dental Hygiene Association ----www.cdha.org
   Harvard Medical School-----www.med.Harvard.edu
   The Forsyth Institute----www.forsyth.org
   Histological Dental Research----www.medinfo.ufl.edu
   World Health Organization----www.who.org
   American Academy of Periodontology-----www.perio.org
   Institute of Health Services-----www.ihs.ox.ac.uk
   Center for Disease Control----www.cdc.gov
   British Dental Associations-----www.bda-dentistry.org.uk

We have no definitive suppliers that we are solely dependent on for supply of any goods or services. We will continue to internally develop the website with services that can be maintained and updated as new and relevant information becomes available. Large dental, medical and health organizations throughout the world will continue to be the source of such information. The diversity of these large organizations in combination with the diversity with in the dental industry provides a level of predictability that there will continue to be sources of dental information available into the foreseeable future.


MARKET

The global dental industry, including dentists, manufacturers, service suppliers, and consumers will be our target market. According to the FDI World Dental Federation (FDI), there is in excess of 700,000 individual dentists around the world in 30 International Dental Associations that are members of the FDI. In addition, there is currently 140 National Dental Associations.

         Dental Professionals

While the power of the Internet is global in reach, it is the intention of DDI to focus its initial energy within North America. As required, DDI will then direct its resources into other markets. The following illustrates the size of certain markets in 2000 (as provided by FDI):


                                  UNITED STATES OF AMERICA
                ---------------------------------------------------------------

                  Population                                 270,300,000
                  Dentists                                       149,350
                  Hygienists  (1)                                 77,420 *
                  Laboratory Technicians                          20,000 *
                  Denturist  (2)                                     197 *
                  Dental Schools                                      55
                ----------------------------------------------------------------
                * Figures as of 1990, 2000 figures were not available
                ----------------------------------------------------------------


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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 17

                                         CANADA
                ----------------------------------------------------------------

                  Population                                  30,200,000
                  Dentists                                        16,486
                  Hygienists  (1)                                 14,104
                  Laboratory Technicians                           2,900
                  Denturist  (2)                                   2,000
                  Dental Schools                                      10


                                      UNITED KINGDOM
                ----------------------------------------------------------------

                  Population                                  59,000,000
                  Dentists                                        27,957
                  Hygienists (1)                                   3,615
                  Laboratory Technicians                           8,000
                  Denturist (2)                                      N/A
                  Dental Schools                                      15
                ----------------------------------------------------------------
            (1)  Hygienist - someone who specializes in dental hygiene.
            (2)  Denturist - someone who specializes in the making of dentures.

As detailed above, the market for USA and Canada is extensive and will serve as a substantial foundation for us to build our business. The UK details serve to illustrate that markets outside of North America are also large and provide a great opportunity for us. We are unaware of any professional or industry trends that would adversely affect any of the above listed data - including the limited data sourced from 1990.


         Consumers

It is our assumption that the majority of the population in North America is deemed to receive some level of dental care and as a result have a personal interest in their dental health. Given the enormity of this target market, it is our intention to make the DR-DENTAL-INFO.COM dental website informative, resource and content rich, and most importantly - consumer/user friendly. While the dental industry is continually developing new products and techniques, it is the consumer's understanding, need and ultimate acceptance of these services that is the true driving force behind the industry. We recognize the importance of the consumer market and intends to keep it as a focal point in which to build its business.

COMPETITION

The industry in which we will operate is extremely competitive and always changing. Within the Internet marketplace, there are an enormous number of corporations that are competing for online participants, advertising dollars, sponsorship fees and many other unique opportunities for revenue. More specifically, online participants focused on the dental care industry are growing and the services and products that they are offering continues to increase at a rapid rate. Dental care professionals and industry participants do not rely solely on the use of the Internet to communicate and interact. There are many alternative and traditional means that will continue to provide competition to the utilization of the Internet for similar purposes. We believe that competition will grow as the Internet usage increases and it becomes an easier and more efficient medium for dental care industry participants to interact.


We have identified some of the competition and highlighted some of their relative bargaining strengths below:

1. Online services, websites or websites targeted to the dental care industry, consumers and/or dentists such as:

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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 18

     a. Dentistry.com: Established: recognizable domain name; developed and expansive website; several industry partners; several online services.
     b. Dentalmarketingcenter.com: Established; developed website; services focused on the dentist; monthly newsletter.
     c. Dentalxchange.com : Established; an "Application Service Provider" for dentists; focused on business issues/solutions for dentists.
     d. Dentistinfo.com: Established, developed website; several online services; focused on the dentist and the consumer.
     e. Dentalsite.com: Established, developed website; online services include sections for dental technicians, dental hygienists and dental assistants.
     f. Dentalcare.com: Established, recognizable domain name; developed and expansive website; a "Procter and Gamble" website; multi-languages; co-marketing with Crest.com and Fixodent.com.



2. Publishers and distributors of traditional offline media, including those targeted to dental care professionals, many of which have established or may establish websites.


3.   Large and established information technology consulting service providers.


4. General-purpose consumer online services and websites and other high-traffic websites, which provide access to dental care-related content and services.

5. Public sector and non-profit websites that provide dental care information without advertising or commercial sponsorships.

6. Vendors of dental care information, products and services distributed through other means, including direct sales, mail and fax messaging.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we have. These organizations may be better known and have more customers and stronger dental industry relationships. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form.

REGULATIONS

     Regulation of Internet

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

                          o  user privacy
                          o  freedom of expression
                          o  pricing
                          o  content and quality of products and services
                          o  taxation
                          o  advertising
                          o  intellectual property rights
                          o  information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.


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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 19

     Regulation of Dental Associations

Most dental associations are regulated by rules and policies imposed by a self-governing body. We are not aware of any regulations that are in existence that will effect our business. That is not to say that the various dental associations will not adopt regulations that may effect the services we intend to provide, such as how a dentist may advertise his services on our website.

EMPLOYEES

Currently, Dr. Brooke Mitchell is our only employee. Dr. Mitchell will devote approximately 50% of his time to our operations. Dr. Mitchell's duties will be to handle the our day-to-day administration. We intend to hire third party independent contractors for development of our website and services and to host our website, and the third party independent contractors will be under the supervision of our officers and directors. As of today's date, we are currently in the process of retaining a website developer and a hosting party for our website.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees, other than Messrs Mitchell and Daignault, our officers and directors, who will not be compensated for their services. Messrs Mitchell and Daignault do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.


PLAN OF OPERATION: We have not had any revenues generated from our business operations since our incorporation.

PHASE I - FOUR MONTH DURATION - We intend to develop many of the basic features and services that will be offered at www.dr-dental-info.com website. In addition, we will develop a marketing plan focused at the North American dental industry. To date, initial layout and design of the website has been determined, preliminary functionality drawings have been completed, and a third party "web developer/programmer" has been identified to assist in the development of the website. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $500. Total expenditures for phase I are anticipated to be US$1,750.

PHASE II - FOUR MONTH DURATION - We intend to launch our website, commence the North American marketing plan and begin to generate revenues. We will continue to develop enhanced features and services to be incorporated into our website. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase II are anticipated to be US$2,050.

PHASE III -FOUR MONTH DURATION - We will expand our marketing efforts to include Europe and other parts of the world. Internally generated funds from increased revenues and the possibility of alternative financing options will determine the extent to which we will be able to grow and capitalize on the opportunities that exist within the dental industry. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase III are anticipated to be US$2,050.

Total expenditures for phase I - III are anticipated to be US$5,850.

It is anticipated that the DR-DENTAL-INFO.COM website and associated marketing materials will be initially developed internally with certain aspects of the development outsourced. When advanced technology features are determined to be applicable to incorporate into DR-DENTAL-INFO.COM and corporate resources available, we will contract third party providers to develop and implement the solutions.


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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 20

We expect that we can satisfy our cash requirements for the next 12 months given the above listed expenditures. We also expect revenues generated from our website to contribute to our required working capital. However, until we are able to generate any revenue we may be required to raise additional funds by way of equity. At any phase, if we find that we do not have adequate funds to complete a phase, we may have to suspend our operations and attempt to raise more money so we can proceed. If we cannot raise the capital to proceed we may have to cease operations until we have sufficient capital.

     Revenue Sources

We have identified numerous sources of potential revenue from the DR-DENTAL-INFO.COM website. The following briefly describes these potential revenue opportunities, but no actual rates have been determined for the different fees:


     o Advertising Fees - Advertising will be for sale on the DR-DENTAL-INFO.COM website and rates will generally be based on duration, the number of impressions received by the advertisement and its relative position within our website. The most common form of this type of advertising is conducted through banners. Generally, users will click on the banner and a hyperlink will take the user to the advertiser's website for further information. We may choose to exchange advertising opportunities for other services or products available from interested parties.


     o Sponsorship Fees - Sponsorship rates will be based on duration, number of impressions and relative position within our website. Sponsorship arrangements allow the participating company to promote themselves throughout a specific portion of the website. We believe that participants will embrace this option because it will allow them to target a more specific viewer rather than the general audience. This will be particularly important when dealing with dental industry specialties (ex. Braces, false teeth, surgery etc.). Due to the expected longer durations and more unique arrangements of a sponsorship relationship, participating companies may require more customized and focused programs that will correlate with changing rate arrangements.


     o Information Filter Fees - We intend to develop a comprehensive information filter system that will allow users the opportunity, for a fee, to customize and focus information that is disseminated to them. Given the enormous amount of dental information available, it is anticipated that interested parties would be willing to pay for such a service to filter information for topics of their interest, leaving out non-topical information.


     o Global Dental Listings - A range of listing fees will be charged to dental professionals who request a listing within the DR-DENTAL-INFO.COM website. It is anticipated that this service will range from a simple listing to providing interested parties with their own website within our website. Dental professionals can list their specific information (location, hours, specialties, education etc) in a very professional and identifiable manner and viewers will be able to locate these dental professionals based on this specific information and then contact them. In addition, dental professionals who already have their own website, can have their website address/link listed. Services will also be available, in a "template" manner for dental professionals who would like to have a their own website in addition to a listing.



     Marketing Plan


We are contemplating different marketing concepts to determine the most cost effective way of penetrating the targeted market and establishing the DR-DENTAL-INFO.COM as a trusted and reliable dental website. We intend to leverage industry relationships and adopt a more focused marketing initiative rather than a mass "blitz" campaign that many previous start-up technology companies have proven to be so costly and ineffective over the last several years in the Internet industry.

The marketing strategy will be focused so as to establish industry penetration in the most cost effective manner possible. We will invest a relatively small dollar amount (relative to alternative marketing options) to enter the dental industry - this strategy is viewed as an investment in marketing as opposed to a cost of doing business. Marketing initiatives will be developed and executed



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FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 21
internally by DDI. Initial marketing initiatives will be focused on dentists by contacting them and inviting them to visit the website. This contact will be via direct emails, personal letters, marketing materials at key dental conventions or events. Continued marketing initiatives will include various online strategies as well as possible print advertising within the dental industry.

           o  Corporate Identity

The "DDI corporate identity" will be cultivated so as to establish a trusted and reliable resource within the dental care industry. Due to our flexibility, DR-DENTAL-INFO.COM will be able to adopt the potentially diverse requirements of the various dental industry participants and may include developing solutions for dentist's websites. We can develop and foster our DDI brand in the dental industry by establishing trust and increasing loyalty among all our users.

The DDI corporate identity will be clear, consistent and compelling throughout the DR-DENTAL-INFO.COM website and achieving this will convey professionalism and reliability to all users.

Marketing efforts will continue to reinforce and appropriately reflect the components of the DDI corporate identity.


           o  Promotion

In order to establish a sustainable level of dental information and resources, we will need to continually establish industry relationships as well as attract new users. A comprehensive database of all potential dental industry participants will be developed and their marketing requirements will be evaluated for applicability and compatibility for DR-DENTAL-INFO.COM. We will then be able to provide potential industry participants the opportunity to expose their products and services outside their existing and normal distribution channels.

           o  Public Relations and Co-Marketing Initiatives

This will be the key medium in both the market entry stage, and the ongoing growth of our business. PR initiatives will seek to leverage the initial adoption and success and insure that all participants in the industry are aware of the opportunities that exist in facilitating business with us and utilizing DR-DENTAL-INFO.COM.

           o  E-Marketing Initiatives

We will develop an online marketing initiative that will be focused on industry participants and establishing a profile on their requirements. Once again this will be developed within the database and all efforts will be recorded and analyzed for further use and manipulation. Establishing a comprehensive database of potential industry participants and their requirements will be very valuable in establishing a resource rich website. Establishing, maintaining and nurturing industry relationships will be critical in providing DR-DENTAL-INFO.COM with relevant information and the key to continued growth of our business. We will attempt to implement all manners of technology solutions to identify, establish, qualify, maintain and foster the necessary relationships within the dental industry.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 22

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.


We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. We raised $25,000 for our Reg S private placement in April 2002. Those funds have been used to pay for our organizational costs and will be used to pay for the costs of this registration statement.

As of April 30, 2002, we had an accumulated deficit of $40,127, which includes
(a) incorporation costs of $775 and legal fees of $352 for our incorporation and organization, (b) accrued legal fees of $7,000 for the preparation of this registration statement, (c) accrued auditor's fees of $2,000 for the preparation of the audited financial statements, and (d) acquisition costs for our asset optioned from Dr. Mitchell valued at $30,000 and paid with 6 million shares at $0.005 per share, which have been recorded as website development costs.

Our auditors have provided an explanatory note in our financial statements that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until our website is operational.


To meet our need for cash, we will rely on the proceeds raised from our April 2002 private placement and from revenues generated from our planned business operations. These proceeds will be applied to payment of expenses of this offering, development of our services, operation of our business and working capital. We cannot guaranty that these proceeds will be enough for us to stay in business and we do not know how long we can satisfy our cash requirements. If we require additional proceeds, we will have to find alternative sources, like a public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers; however, our officers are unwilling to make any commitment to loan us any money at this time. They are willing to review their decision in the future after they have had an opportunity to see how much money has been raised in other offerings in order to determine if there is a need for additional commitments by them. Even if there is a need for additional money, there is no assurance that the officers and directors will loan additional money to us. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this section, we have no other financing plans.



We are not going to buy or sell any significant equipment.

In addition to the expenses set above, we anticipate that we will require approximately $11,000 for additional organization costs for the next 12 months. We will require approximately (a) $6,000 for our plan of operations , as described in the "Description of Business" section of this prospectus , (b) $1,000 for additional filing fees for this registration statement (c) $1,000 for additional legal fees, (d) $1,000 for our transfer agent's annual fee, and (e) $2,000 for additional accounting fees. These estimates are based on the average of quotes for services we have obtained and on average costs of other entities that have filed a registration statement.



--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 23

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the development of our services, and possible cost overruns due to price and cost increases in services.


We have adopted a phased approach to the development of the website and our operations. This allows us to allocate the expenditures of our resources in very timely and measured manner. We will not continue with expenditures in any phase of the development if we feel we will be unable to complete the designated task. We may require further equity financing to provide for some of the capital required to implement future development of the website and operations beyond phase I-III or for products and services that are currently not anticipated to be developed.


We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. However, if equity financing is available to us on acceptable terms, it could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON MARCH 22, 2002

We have not acquired any ownership interest in the assets acquired from Dr. Mitchell, however, we have made an initial payment for the assets. See Exhibit
10.1 - Option Agreement for more details.


Since inception, the proceeds raised in our April 2002 private placement have paid for the cost of our organization. The cost of our organization are legal fees for incorporation and organization; fees paid to our auditors; and the cost of obtaining our interest in the assets under the option agreement (Exhibit 10.1). The costs of organization from inception to April 30, 2002 was $40,127. The costs are based upon our out-of-pocket cost, i.e. the amount of money we had to pay for the services. No shares of our stock have been issued to anyone for legal services.


LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 6,000,000 shares of common stock at a deemed price of $0.005 per share through a Section 4(2) offering in March 2002. This was accounted for as a consideration paid for the assets pursuant to the option agreement (Exhibit 10.1).

Also, we issued another 5,000,000 Common Capital Shares through a Reg S offering in April 2002 at the offering price of $0.005 per share.


As of April 30, 2002 our total assets were $23,873 and our total liabilities were $9,000.


                             DESCRIPTION OF PROPERTY

Our sole asset is our interest in certain assets acquired under the option agreement (Exhibit 10.1), including the domain name "dr-dental-info.com". To acquire our 100% undivided interest in the assets, we must pay the full amount of the purchase price by March 28, 2004. If the purchase price is not paid in full by that date the option agreement will terminate unless extended. Dr. Mitchell cannot terminate the option agreement voluntarily.


We operate from our offices in North Vancouver, British Columbia, Canada. Dr. Brooke Mitchell provides space to us on a rent- free basis. Currently, there are no other businesses that operate out of these premises. It is anticipated this arrangement will remain until we begin generating revenues, at which time we will pay a nominal rent for this office space. It is our opinion that this office space will meet our needs for the foreseeable future.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are not listed for trading on any exchange or quotation service.


We have 14 registered holders of shares of common stock.


--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 24

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 11,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased from the security holders listed in this offering will be immediately resalable, and sales of all of our other shares, after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.



PENNY STOCK RULES


Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

                                     EXPERTS

Our financial statements for the period from inception to April 30, 2002, included in this prospectus have been audited by LaBonte & Co., Chartered Accountants, 1205- 1095 West Pender Street, Vancouver, British Columbia, V6E 2M6, Canada, telephone (604) 682-2778 as set forth in their report included in this prospectus.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered (Exhibit 23.4).

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; an Independent Certified Public Accountant will audit the statements. Our audited financial statement from inception to April 30, 2002 immediately follows:

          INDEPENDENT AUDITOR'S REPORT                           F-2

          FINANCIAL STATEMENTS

          Balance Sheet                                          F-3
          Statement of Operations                                F-4
          Statement of Stockholders' Equity                      F-5
          Statement of Cash Flows                                F-6

          NOTES TO THE FINANCIAL STATEMENTS                      F-7


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or

--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 25
officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:


         1. Article Twelve of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement. No director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law.

         2. Article 12 of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement. Directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.

         3. Nevada Revised Statutes, Chapter 78. The same indemnification is provided as set out in Article 12 of our Bylaws, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest. Also, any discretionary indemnification, unless ordered by a court, must be approved by the stockholders or the board of directors.


The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.



            EXPENSE                             COST
          ----------------------------------------------------------
            SEC registration fee           $    150.00    estimated

            Transfer Agent fee             $  1,200.00    estimated

            Printing expenses              $  1,000.00    estimated

            EDGAR filing fees              $  2,000.00    Estimated

            Accounting fees and expenses   $  3,500.00    estimated

            Legal fees and expenses        $ 10,000.00    estimated
          ----------------------------------------------------------
                   Total (estimate)        $ 17,850.00



--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 26

                     RECENT SALE OF UNREGISTERED SECURITIES

Since incorporation, we have sold the following securities that were not registered under the Securities Act of 1933.



        NAME AND ADDRESS                       DATE       SHARES          CONSIDERATION
        ----------------------------------------------------------------------------------
        Dr. Brooke Mitchell                   March     6,000,000          $   30,000   (1)
                                              2002
        Roger D. Arnet                        April       300,000            1,500.00
                                              2002
        Daryl P. Carpenter                    April       300,000            1,500.00
                                              2002
        Robert D. Carpenter                   April       300,000            1,500.00
                                              2002
        Rene Daignault  (2)                   April       500,000            2,500.00
                                              2002
        Jeffs & Company Law                   April       250,000            1,250.00
        Corporation (3)                       2002
        Patrizia Leone-Mitchell               April       500,000            2,500.00
                                              2002
        Peter Maddocks                        April       300,000            1,500.00
                                              2002
        Ethel A. Mitchell                     April     1,000,000            5,000.00
                                              2002
        Sean Mitchell                         April       500,000            2,500.00
                                              2002
        Jennifer R. Nelson                    April       300,000            1,500.00
                                              2002
        William A. Randall, III               April       200,000            1,000.00
                                              2002
        William Randall, Jr.                  April       300,000            1,500.00
                                              2002
        Wet Coast Management                  April       250,000            1,250.00
        Corp.(4)                              2002




-----------------
(1) Purchase and sale of assets under Option Agreement (Exhibit 10.1) valued at $30,000.
(2) Rene Daignault was an associate lawyer with Jeffs & Company Law Corporation at the time the shares were issued, but has no beneficial interest in the shares registered in the name of Jeffs & Company Law Corporation.
(3)   Susan Jeffs is the sole legal and beneficial shareholder of this company.
(4)   Rick Jeffs is the sole legal and beneficial shareholder of this company.


We issued the foregoing restricted shares of common stock to Dr. Mitchell pursuant to Section 4(2) of the Securities Act of 1933. Dr. Mitchell is a sophisticated investor, an officer and a director of DDI, and was in possession of all material information relating to DDI. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.


On April 18, 2002, we authorized the issuance of 5,000,000 Common Capital Shares at $0.005 to private investors for a total offering price of $25,000. The 5,000,000 Common Capital Shares were issued for investment purposes in a "private transaction". We relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Each subscriber had a pre-existing business relationship with one of our executive officers that allowed us to determine that (1) each subscriber met certain suitability standards and (2) had the level of knowledge and experience in finance to evaluate the merits and


--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 27
risks of the investment in the shares. We received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.


                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been included unless otherwise noted.


(a) Financial Statements




   EXHIBIT                                       DESCRIPTION
      A        Audited Financial Statements for the period March 22, 2002 (date of incorporation)          Included
               to April 30, 2002 (amended)



(b)      Exhibits

   EXHIBIT                                       DESCRIPTION

     3.1       Corporate Charter                                                                             Filed

     3.2       Articles of Incorporation                                                                     Filed

     3.3       Bylaws                                                                                        Filed

     5.1       Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered.       Filed

     10.1      Option Agreement dated March 29, 2002, between DDI International Inc. and Dr.                 Filed
               Brooke Mitchell
     23.3      Consent of LaBonte & Co.                                                                    Included
     23.4      Consent of Conrad C. Lysiak                                                                   Filed





                                  UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 28

The undersigned registrant undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
              b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Vancouver, British Columbia, Canada on this 25th day of July, 2002.



                                            DDI INTERNATIONAL INC.



                                       By: /s/ Dr. Brooke Mitchell
                                           -------------------------------------
                                           DR. BROOKE MITCHELL
                                           President and Sole Director


Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:




SIGNATURE                                           TITLE                                 DATE

 /s/ Dr. Brooke Mitchell                  President and Sole Director                July 25, 2002
----------------------------------




 /s/ Rene Daignault                         Secretary and Treasurer                  July 25, 2002
----------------------------------





--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 29

DEALER PROSPECTUS DELIVERY OBLIGATION

Until *, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.










--------------------------------------------------------------------------------
FORM SB-2                    DDI INTERNATIONAL INC.                      PAGE 30

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 APRIL 30, 2002
















BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

                           [LABONTE & CO. LETTERHEAD]








                                AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors and Stockholders of DDI International Inc.

We have audited the balance sheet of DDI International Inc. (a development stage company) as at April 30, 2002 and the statements of operations, stockholders' equity and cash flows for the period from March 22, 2002 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from March 22, 2002 (inception) to April 30, 2002 in accordance with generally accepted accounting principles in the United States.

                                                 "LaBonte & Co."

                                              CHARTERED ACCOUNTANTS


May 6, 2002
Vancouver, B.C.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES
--------------------------------------------------------------------------------

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated May 6, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                 "LaBonte & Co."

                                              CHARTERED ACCOUNTANTS


May 6, 2002
Vancouver, B.C.
                                       F-2

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET


                                                                  April 30, 2002
--------------------------------------------------------------------------------


                                     ASSETS

CURRENT ASSETS
   Cash                                                             $ 23,873
--------------------------------------------------------------------------------

                                                                    $ 23,873
================================================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                         $  9,000
--------------------------------------------------------------------------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
   Capital stock (Note 4)
      Common stock, $0.001 par value, 200,000,000 shares authorized
      11,000,000 common shares issued and outstanding                 11,000
   Additional paid in capital                                         44,000
   Deficit accumulated during the development stage                  (40,127)
--------------------------------------------------------------------------------

                                                                      14,873
--------------------------------------------------------------------------------

                                                                    $ 23,873
================================================================================


    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                                              March 22, 2002
                                                              (inception) to
                                                              April 30, 2002
--------------------------------------------------------------------------------


GENERAL AND ADMINISTRATIVE EXPENSES

   Office and general                                           $      775
   Professional fees                                                 9,352
   Website development costs (Note 3)                               30,000
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                         $   40,127
================================================================================




BASIC NET LOSS PER SHARE                                        $    (0.01)
================================================================================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       7,911,765
================================================================================









    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM MARCH 22, 2002 (INCEPTION) TO APRIL 30, 2002



                                                                                                           Deficit
                                                                                                         Accumulated
                                                                                         Additional         During
                                                                  Common Shares            Paid in       Development
                                                               Number         Amount       Capital          Stage           Total
------------------------------------------------------------------------------------------------------------------------------------


Issued for option agreement at $0.005 per share -
   March 29, 2002                                            6,000,000      $  6,000      $  24,000       $       --      $  30,000

Issued for cash at $0.005 per share - April 18, 2002         5,000,000         5,000         20,000               --         25,000

Net loss for the period March 22, 2002 (inception) to
   April 30, 2002                                                   --            --             --          (40,127)       (40,127)
------------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 2002                                     11,000,000      $ 11,000      $  44,000       $  (40,127)     $  14,873
====================================================================================================================================












    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                               March 22, 2002
                                                               (inception) to
                                                               April 30, 2002
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                       $   (40,127)
Adjusted for item not involving cash:
      Non-cash website development costs                             30,000
      Changes in accounts payable                                     9,000
--------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                          (1,127)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock                                   25,000
--------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                             25,000
--------------------------------------------------------------------------------

INCREASE IN CASH                                                     23,873

CASH, BEGINNING OF PERIOD                                                --
--------------------------------------------------------------------------------

CASH, END OF PERIOD                                             $    23,873
================================================================================



OTHER NON-CASH TRANSACTIONS:
     During the period the Company issued 6,000,000 restricted shares of common stock pursuant to the option agreement described in Note 3.




    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                                 APRIL 30, 2002
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

The Company, by agreement dated March 29, 2002 acquired the option to purchase and develop the domain name "DR-DENTAL-INFO.COM" in exchange for 6,000,000 restricted common shares of capital stock of the Company and $200,000 payable on or before March 28, 2004. The Company, through DR-DENTAL-INFO.COM , intends to develop a dental portal that will provide assistance and information to dentists, consumers and industry providers in the dental industry. The Company is planning to go public by way of a SB-2 registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totalling $40,127. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ORGANIZATION

The Company was incorporated on March 22, 2002 in the State of Nevada. The Company's fiscal year end is December 31 with its initial period being from March 22, 2002 (inception) to December 31, 2002.

BASIS OF PRESENTATION

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

GOODWILL AND INTANGIBLE ASSETS

The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized. They will be tested for impairment annually and if management determines that an impairment has occurred, the carrying value of the asset will be reduced accordingly. As at April 30, 2002 management has determined that no impairment of the Company's intangible assets has occurred.

DDI INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2002
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

NET LOSS PER COMMON SHARE

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at April 30, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.


NOTE 3 - OPTION AGREEMENT
--------------------------------------------------------------------------------

By agreement dated March 29, 2002 between the Company and Dr. Brooke Mitchell (the "optionee"), the Company acquired the option to purchase and develop the domain name DR-DENTAL-INFO.COM and other related proprietary information ("DR-Dental"), in exchange for 6,000,000 restricted common shares of capital stock of the Company valued at $30,000 and an additional payment of $200,000 payable on or before the end of the option term. The term of the option is for two years ended March 28, 2004. The term may be extended at the Company's option for a further year through the issuance of an additional 500,000 restricted common shares of capital stock of the Company. The Company has the right to use and improve DR-Dental, however the assets remain under control of the optionee until all option payments have been made.

For accounting purposes the Company has recorded the cost of acquiring the option to purchase and develop DR-DENTAL-INFO.COM and the other related proprietary information as website development costs. The transaction has been recorded at the fair value of the shares of capital stock issued to the related party vendor, as the vendors' cost is not determinable.

The optionee is the sole director of the Company.


NOTE 4 - CAPITAL STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share.

To April 30,2002 the Company has not granted any stock options and has not recorded any stock-based compensation.

DDI INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2002
--------------------------------------------------------------------------------

NOTE 5 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

During the period ended April 30, 2002 the Company incurred $7,000 in professional fees to a firm of which an officer of the Company is an associate.

Refer to Note 3.


--------------------------------------------------------------------------------
NOTE 6 - INCOME TAXES

The Company has net operating loss carry-forwards of approximately $3,100 which may be available to offset future taxable income which will expire in 2009. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.